EXHIBIT 99.6

Subject: FAQ

Audience: PGi employees, customers and partners

Channel: Hosted in PGi intranet

General Questions

Overview:

PGi has entered into an agreement to be acquired by funds managed or advised by Siris Capital Group (“Siris”). When the transaction is complete, PGi will become wholly owned by an affiliate of an investor group led by Siris and will no longer be traded on the New York Stock Exchange. All of the outstanding common stock of PGi will be purchased for $14.00 per share in cash.

Who is Siris?

Siris is a leading private equity firm focused on making control investments in data/telecommunications, technology and technology-enabled business service companies. Siris has extensive experience and a tremendous track record of financial success in acquiring companies with a mix of mature and growth businesses. The firm was founded by Frank Baker, Peter Berger and Jeffrey Hendren. Other companies Siris has recently acquired include Digital River (eCommerce payments and marketing services), Pulse Secure (secure enterprise connectivity solutions, including VPN and network access software), Tekelec (core telecom infrastructure software), Transaction Network Services (“TNS”) (value-added network services for the telecom, payments, and financial services verticals), and Stratus Technologies (fault tolerant and high availability servers).

What are the terms of the transaction?

Funds managed or advised by Siris have agreed to acquire all of the outstanding shares of PGi for $14.00 per share in cash.

Under terms of the merger agreement, PGi is allowed to solicit alternative acquisition proposals for our company from other potential acquirors during a 45-day "go-shop" period; there is no guarantee that a superior proposal will be received, and the merger agreement provides Siris with a customary right to match a superior proposal. Following the go-shop period, PGi will hold a special meeting of shareholders where shareholders will have the opportunity to approve the company’s acquisition by Siris.

What is the premium?

The $14.00 per share price represents a premium of:

•	Approximately 23% to the latest closing price of $11.35 on September 10, 2015; and
•	Approximately 32% to PGi’s volume-weighted average share price during the 90 days ended September 10, 2015.

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Did PGi’s Board of Directors approve the transaction?

Yes. The Board unanimously approved the merger and recommended that shareholders approve and adopt the merger agreement at the special meeting that will be held to vote on the transaction.

Why does this transaction make sense for PGi?

After a thorough evaluation process, our Board of Directors viewed Siris’ proposal as a compelling transaction that enables us to deliver immediate value to our shareholders and continue to deliver substantial benefits to our customers, strategic alliance partners and employees.

Siris has an unparalleled track record of helping companies just like PGi succeed in their goals. The investment Siris is making in PGi is a clear endorsement of our strategy and a confirmation of the future potential they see in our company. With their investment—and guidance—we can further refine and accelerate our strategy and deliver even more value to our constituents.

What are the conditions to the transaction?

The transaction is subject to customary closing conditions, including shareholder and regulatory approvals. Siris has secured fully committed debt financing in support of the transaction. As such, the transaction is not subject to any financing condition.

How does this change PGi’s overall business focus and growth strategy?

Siris is committed to the success of PGi, and their investment and support will make it possible for us to hone and accelerate our strategy and deliver more value to our world-class customer base. While we are entering a new chapter of our story, PGi is still PGi. We’re still tracking toward product delivery dates, and we remain focused on delivering best-in-class collaboration solutions and industry-leading service and support.

Will there be changes in executive leadership as a result of the transaction?

There are no organizational changes planned at this time.

Employee Questions

What does it mean to be a private company?

Following completion of the transaction, PGi’s stock will no longer be traded on the public market, or owned by public shareholders. PGi will become a private company, wholly owned by an affiliate of Siris.

What will happen to my stock grant?

Under the merger agreement, employee time-vesting equity awards outstanding immediately prior to the completion of the transaction will immediately vest in full and be cashed out at the $14 per share merger consideration if the transaction closes.

Employee performance-vesting equity awards outstanding immediately prior to the completion of the transaction will vest based upon (i) an assumed achievement of 100% of the performance goals, if the transaction closes during the first half of the applicable performance period, or (ii) the actual level of achievement of the performance goals, measured as of the end of the calendar quarter immediately preceding closing date, if the transaction closes during the second half of the applicable performance period, and any such vested shares will be cashed out at the $14 per share merger consideration if the transaction closes.

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EXHIBIT 99.6

Employee performance-vesting equity awards having individual multi-year performance periods will vest as described above only with respect to those shares that were eligible to vest in the performance year in which the closing date occurs.

Employee performance-vesting equity awards that do not vest pursuant to the foregoing will be forfeited without consideration.

All such payments will be subject to any required tax withholdings. If a new bidder emerges and the board accepts a new offer, terms may change.

Will there be any changes to my 401(k)?

We do not plan on making any any immediate changes to our 401(k) program. However, following the close of the deal, the employer stock portion of the 401(k) program will end, as we will no longer be a public company.

How will our compensation and benefits programs change?

We do not anticipate making any immediate changes to the compensation and benefits available to employees at this time.

After the announcement, what are the next steps in the acquisition?

We have entered a 45-day “go-shop” period, during which we are able to solicit alternative acquisition proposals for our company from other potential acquirors; there is no guarantee a superior proposal will be received and the merger agreement provides Siris with a customary right to match a superior proposal. Following the go-shop period, PGi shareholders will have the opportunity to approve the acquisition by Siris. Once all of the closing conditions are satisfied, the acquisition can be completed.

Will PGi employees become employees of Siris?

You will continue to be employees of PGi.

What should I do if I receive calls from members of the media or members of the investor community?

No employees, other than approved corporate spokespeople, should make comments about the acquisition. If you are contacted by the media, investor, financial analyst or any other outside parties, please direct the inquiry to Sean O’Brien at (404) 262-8462 or sean.obrien@pgi.com.

Will the company name change?

PGi will continue to operate under the same name and brand.

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Will the buyer merge us with another company?

We do not anticipate any consolidation with other Siris investments.

Will I keep my service date?

Yes, your service date will remain the same.

Will company headquarters or other locations move?

We do not have plans to move from our headquarters in Atlanta, GA or to make any other location adjustments at this time.

Will we stop acquiring other companies?

Our M&A program remains a key component of our growth strategy, and we will continue to evaluate companies that can augment and complement our existing portfolio of products and services.

What changes when we're not publicly traded?

We will continue to operate as a public company until the transaction is finalized. Once finalized, PGi will become wholly owned by an affiliate of Siris and will no longer be publicly traded on the New York Stock Exchange or file any annual or periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Will we change or eliminate products?

Siris has significant expertise in investing in technology and telecommunications businesses and is committed to helping PGi develop long-term, sustainable competitive advantages. With their investment and guidance, we can further refine and accelerate our strategy and deliver even more value to our constituents.

What about our bonus plans?

There are no immediate plans to adjust bonuses at this time.

Customer/Partner Questions

How does this acquisition impact PGi’s customers and partners?

Meeting the needs of our customers and partners remains our number one priority. PGi’s customers and partners will see no operational impact, account managers and points of contact will remain the same and all current contracts will remain in place with no change in our business agreements.

Will PGi continue to offer the full suite of UC&C offerings?

Yes. PGi is still PGi and our full suite of unified communications and collaboration software and services will continue to be available. We don’t expect to make major changes in the short-term. We’re still tracking toward product delivery dates and are focused on delivering top-notch client service.

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EXHIBIT 99.6

Where can I find more information about the deal?

All relevant materials in connection with the proposed acquisition and any other documents filed by PGi with the SEC are available at the SEC’s website at www.sec.gov.

Forward-Looking Statements

Statements made in this communication, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties, many of which are beyond PGi’s control. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in PGi's forward-looking statements, including, but not limited to, the following factors: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the merger agreement may be terminated in circumstances that require PGi to pay Siris a termination fee; (iii) risks related to the diversion of management’s attention from PGi’s ongoing business operations; (iv) risks regarding the failure of Siris to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on PGi’s business relationships (including, without limitation, customers, strategic alliance partners and suppliers), operating results and business generally; (vi) risks related to satisfying the conditions to the merger, including the failure of PGi’s shareholders to approve the merger, timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vii) the nature, cost and outcome of any future litigation and other legal proceedings, including any potential proceedings related to the proposed merger, (vii) risks and uncertainties associated with the merger, including the “go-shop” process and that competing acquisition proposals could be made; (ix) and other factors described from time to time in PGi’s press releases, reports and other filings made with the SEC, including but not limited to the "Risk Factors" section of PGi’s Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements attributable to PGi or a person acting on its behalf are expressly qualified in their entirety by these cautionary statements. PGi undertakes no obligation to publicly update or revise these forward looking statements for any reason.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of PGi. In connection with the proposed merger, PGi will prepare a proxy statement to be filed with the SEC on Schedule 14A. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of PGi. PGI’s SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT PGi WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PGi AND THE PROPOSED MERGER. PGi’s shareholders will be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by PGi with the SEC from the SEC’s website at www.sec.gov and on PGi’s website at www.pgi.com. PGi’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Premiere Global Services, Inc., c/o Sean O’Brien, 3280 Peachtree Road, NE, The Terminus Building, Suite 1000, Atlanta, Georgia 30305, by emailing investors@pgi.com or by calling 1-800-749-9111, extension 8462.

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PGi and its directors and officers may be deemed to be participants in the solicitation of proxies from PGi’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about PGi’s directors and executive officers and their ownership of PGi’s common stock is set forth in the proxy statement for PGi’s 2015 Annual Meeting of shareholders, which was filed with the SEC on April 27, 2015. Shareholders may obtain additional information regarding the interests of PGi and its directors and executive officers in the proposed transaction, which may be different than those of PGi’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

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